STIC PRIME PORTFOLIO                                               SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   8/31/2009
FILE NUMBER :        811-02729
SERIES NO.:          17

72DD.   1   Total income dividends for which record date passed during the period. (000's Omitted)
            Institutional                 $    32,817
        2   Dividends for a second class of open-end company shares (000's Omitted)
            Private                       $     4,021
            Personal                      $     2,109
            Cash Management               $    10,697
            Reserve                       $       139
            Resource                      $     2,445
            Corporate                     $     3,181


73A.        Payments per share outstanding during the entire current period: (form nnn.nnnn)
        1   Dividends from net investment income
            Institutional                      0.0088
        2   Dividends for a second class of open-end company shares (form nnn.nnnn)
            Private                            0.0064
            Personal                           0.0054
            Cash Management                    0.0080
            Reserve                            0.0042
            Resource                           0.0074
            Corporate                          0.0085


74U.    1   Number of shares outstanding (000's Omitted)
            Institutional                   2,574,139

        2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Private                           430,050
            Personal                          181,347
            Cash Management                   914,061
            Reserve                             9,342
            Resource                          223,503
            Corporate                         133,863


74V.    1   Net asset value per share (to nearest cent)
            Institutional                 $      1.00
        2   Net asset value per share of a second class of open-end company shares (to nearest cent)
            Private                       $      1.00
            Personal                      $      1.00
            Cash Management               $      1.00
            Reserve                       $      1.00
            Resource                      $      1.00
            Corporate                     $      1.00